Exhibit 10.23
CKE Restaurants, Inc.

Amendment No. 4
to
Employment Agreement

This Amendment No. 4 (the “Amendment”) to Employment Agreement is entered into as of January 28, 2010 and effective on the earlier of April 15, 2010, or seven days after the filing of the Company’s Form 10-K for Fiscal 2010, by and between CKE Restaurants, Inc. (the “Company”) and E. Michael Murphy (the “Employee”).

RECITALS:

A.           The Company and the Employee entered into an Employment Agreement, dated as of January 2004, and amended on December 6, 2005, October 12, 2006 and December 16, 2008 (collectively, the “Agreement”).

B.           The Company and the Employee now desire to further amend the Agreement as set forth below.

C.           The primary purposes of this Amendment will be to (i) extend the annual cash bonus formula for Fiscal 2011, (ii) reallocate Performance Shares from performance-based vesting to time-based vesting for the grants on October 12, 2009 and 2010, (iii) establish new vesting criteria for all Performance Shares which have not vested based upon the Company’s performance through Fiscal 2010, whether theretofore or thereafter granted, and (iv) restrict the sale of the grants referenced in (ii) above until January 30, 2014.  All Performance Shares granted prior to the completion of Fiscal 2010 will vest in accordance with the existing terms of the Agreement through Fiscal 2010.

AGREEMENT

1. Other Compensation and Fringe Benefits.  Section 4(e) is hereby amended to extend the bonus provided for therein to fiscal year 2011.

2. Other Compensation and Fringe Benefits.  Section 4, Clause (f) of the Agreement, and the Exhibits referenced therein, are hereby amended and restated in their entirety as follows:

“(f)           Restricted Shares.

(i)           Employee shall be granted, subject to items (iii) and (iv) below, “restricted shares” as provided on Exhibits A and B attached hereto.  The “restricted shares” provided for on Exhibit A are hereinafter referred to as “Time-Based Shares,” the “restricted shares” provided for on Exhibit B are hereinafter referred to as “Performance Shares” and, collectively, the Time-Based Shares and the Performance Shares are hereinafter referred to as the “Restricted Shares.”  The amount of Restricted Shares, the dates of grant (hereinafter, each date of grant on Exhibits A and B is referred to as “Date of Grant”), the terms and conditions of vesting and other provisions relating thereto are set forth on the respective Exhibits.  All Restricted Shares shall be granted under one or more of the Company’s equity-based plans approved by the Company’s stockholders (a “Company Equity Plan”), as determined by the Company’s Compensation Committee at the time of grant, except as provided in Sections 7(b)(vi) and 8(b)(vi) below.

(ii)           The purchase price for all Restricted Shares shall be $0.00.

(iii)           All grants provided for on Exhibits A and B shall be subject to the availability of “restricted shares” under a Company Equity Plan on the Date of Grant, except as provided in Sections 7(b)(vi) and 8(b)(vi) below.  If there are not enough “restricted shares” available under a Company Equity Plan on any Date of Grant, (a) any short-fall shall be allocated first to Performance Shares and then to Time-Based Shares, and (b) the Company shall have no obligation to make any other form of compensation available to the Employee in lieu of any short-fall.  The Company shall use its best efforts to cause the stockholders of the Company to approve either an amendment to any current Company Equity Plan or the adoption of a new Company Equity Plan, to assure that, at any given time, “restricted shares” are available to fulfill the grants provided for on Exhibits A and B.

(iv)           The Employee must be an eligible participant under a Company Equity Plan on the Date of Grant in order to be entitled to a grant of Restricted Shares on that date, except as provided in Sections 7(b)(vi) and 8(b)(vi) below.

(v)           All grants of Restricted Shares shall be on the form of agreement being used on the respective Date of Grant, containing, however, the specific terms set forth in this Amendment.

(vi)           All grants of Restricted Shares pursuant to this Amendment shall be administered pursuant to the terms and provisions of the Company Equity Plan under which they were granted.

(vii)           The Employee agrees that he may only sell Restricted Shares after they vest, as follows, subject to compliance with all securities’ laws:

(a)           Restricted Shares necessary to pay any income taxes (including withholding taxes) on the vesting thereof;

(b)           For Restricted Shares whose Date of Grant is October 12, 2006 and October 12, 2007, any time on or after the later of two years from their date of vesting or October 12, 2011;

(c)           For Restricted Shares whose Date of Grant is October 12, 2008, any time on or after October 12, 2011;

(d)           For Restricted Shares whose Date of Grant is October 12, 2009, any time on or after January 30, 2014;

(e)           For Restricted Shares whose Date of Grant is October 12, 2010, any time on or after January 30, 2014;

(f)           With the written approval of the Company’s Compensation Committee; and/or

(g)           Any time on or after the death, disability or termination without cause of Employee, or after a Change In Control (as defined in Section 8(a)(ii)).”

3. Definitions.  Terms used but not defined in this Amendment shall have the respective meanings assigned to them in the Agreement.

4. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which shall constitute one Amendment.

5. Terms and Conditions of Agreement.  Except as specifically amended by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

[See Next Page for Signatures]

IN WITNESS WHEREOF, this Amendment is executed by the undersigned as of the date first above written.

/s/ E. Michael Murphy
E. Michael Murphy

CKE Restaurants, Inc.

By:	/s/ Peter Churm
Peter Churm,
Director and Chairman of the Compensation
Committee of the Board of Directors

Exhibit A

Time-Based Shares

1. The following Time-Based Shares have been, and will be, granted at the times and in the amounts, as follows:

Date of Grant:	Number of Time-Based Shares:
October 12, 2006:	15,000 (previously granted)
October 12, 2007:	15,000 (previously granted)
October 12, 2008:	15,000 (previously granted)
October 12, 2009:	15,000 (previously granted)*
October 12, 2010:	30,000
Total:	90,000*
____________

* To be increased as described in Section 2 below.

2. After the completion of Fiscal 2010, the number of Time-Based Shares and Performance Shares granted on October 12, 2009, which was 75,000 in the aggregate (the “2009 Grant”), shall be reallocated between Time-Based Shares and Performance Shares.  In this regard, the Time-Based Shares in the 2009 Grant shall be increased in accordance with the following formula (the “Time-Based Share Adjustment”):

N = (.4*Y)-15,000

N = the number of additional Time-Based Shares to be added to the 2009 Grant.

Y =15,000 +60,000 (which represents the number of Performance Shares granted on October 12, 2009) - Z.

Z = the number of Performance Shares granted on October 12, 2009 that have vested as of the end of Fiscal 2010.

The reference to “Fiscal” is to the Company’s fiscal year ending in the referenced calendar year.

The Restricted Share agreement evidencing the initial grant of the 15,000 Restricted Shares shall be amended accordingly to reflect the additional Restricted Shares resulting from the Time-Based Share Adjustment and the vesting thereof as provided in Section 3 below.

3. Each number of Time-Based Shares referenced above shall vest over four years from the Date of Grant, with 25% of such Time-Based Shares vesting on each of the four anniversary dates immediately following the respective Date of Grant.  For example, the grants on the October 12, 2008 shall vest 25% on each of October 12, 2009, 2010, 2010 and 2012, the grants on October 12, 2009 shall vest 25% on each of October 12, 2010, 2011, 2012 and 2013, and so forth.  For vesting purposes, any Time-Based Shares added to the 2009 Grant as a result of the Time-Based Share Adjustment shall vest evenly over the same schedule as the 15,000 Time-Based Shares initially granted on October 12, 2009.

Exhibit B

Performance Shares

1. The following Performance Shares have been, and will be, granted at the times and in the amounts, and have the respective three-year performance periods (each a “Performance Period” and each Fiscal year therein is sometimes referred to as a “Performance Year”), as follows:

Date of Grant:	Number of Performance Shares:	Three-Year Performance Period:
October 12, 2006:	60,000 (previously granted)	Fiscal 2007, 2008 and 2009
October 12, 2007:	60,000 (previously granted)	Fiscal 2008, 2009 and 2010
October 12, 2008:	60,000 (previously granted)	Fiscal 2011, 2012 and 2013**
October 12, 2009:	60,000 (previously granted)*	Fiscal 2011, 2012 and 2013**
October 12, 2010:	45,000	Fiscal 2011, 2012 and 2013
Total:	285,000*

__________

* To be reduced as described in Section 2 of this Exhibit B.

** Applicable to those Performance Shares which did not vest pursuant to the vesting criteria in effect prior to the completion of Fiscal 2010 (See Section 3(2) below).

The reference to “Fiscal” under Performance Period, and hereafter, is to the Company’s fiscal year ending in the referenced calendar year.

2. As noted in Section 2 of Exhibit A, the number of Time-Based Shares and Performance Shares the subject of the 2009 Grant will be reallocated.  In this regard, the Performance Shares granted on October 12, 2009 shall be adjusted to equal the remainder of 60,000 minus the Time-Based Share Adjustment (as defined in Section 2 of Exhibit A).  Of this remainder, those Performance Shares that have not vested based upon the Company’s performance through Fiscal 2010 pursuant to the vesting criteria in effect prior to this Amendment shall vest in accordance with Section 3 of this Exhibit B.  The Restricted Share agreement evidencing the initial grant of 60,000 Performance Shares shall be amended accordingly to reflect the lesser number of Performance Shares the subject thereof.

3. After the completion of Fiscal 2010, the vesting of Performance Shares shall be determined based on the comparison of the Company’s Operating Margin (as defined below) and Total Return (as defined below) to the Operating Margins and Total Returns of the Peer Group Companies (as defined below), as more fully described in Section 3(2) below.

(1) The following terms shall be used for purposes of this Section 3:

(a) “2008 Grant” shall refer to the Performance Shares granted on October 12, 2008 pursuant to Section 1 of this Exhibit B and which have not vested based upon the Company’s performance through the completion of Fiscal 2010.

(b) “2009 Grant” shall refer to the Performance Shares granted on October 12, 2009 pursuant to Section 1 of this Exhibit B and which have not vested based upon the Company’s performance through Fiscal 2010.

(c) “2010 Grant” shall refer to the Performance Shares granted on October 12, 2010 pursuant to Section 1 of this Exhibit B.

(d) “Cumulative Operating Margin” shall mean the aggregate Operating Income for the three Performance Years included in the Performance Period expressed as a percentage of the aggregate Revenues for the same Performance Years.

(e) “Cumulative Operating Margin Vesting Percentage” shall be obtained by reference to the following table:

Cumulative Operating Margin Peer Group Ranking	Vesting Percentage
Below 50th Percentile	-0-
50th Percentile	25%
55th Percentile	50%
60th Percentile	100%

(f) “Cumulative Total Return” shall be a percentage determined by (i) subtracting the average closing price per Common share for the fourth quarter of the Fiscal year immediately preceding the commencement of a Performance Period (the "Cumulative Beginning Value") from the sum of (a) the average closing price per Common share for the fourth quarter of the third Performance Year of the applicable Performance Period, plus (b) the aggregate amount of dividends paid with respect to a Common share during the three Performance Years of such Performance Period (the remainder being referred to as the "Cumulative Value Change") and (ii) dividing the Cumulative Value Change by the Cumulative Beginning Value.

(g) “Cumulative Total Return Vesting Percentage” shall be obtained by reference to the following table:

Cumulative Total Return Peer Group Ranking	Vesting Percentage
Below 50th Percentile	-0-
50th Percentile	25%
55th Percentile	50%
60th Percentile	100%

(h) “Operating Income” shall be determined in accordance with generally accepted accounting principles and as reflected in the Company’s audited financial statements for the respective Fiscal year, excluding, therefrom (if otherwise included in “operating income”), however, any expense arising from the Performance Shares, any gains or losses on the sale of Company owned restaurants to franchisees, costs and fees associated with the purchase or sale of equity securities (including a merger) of the Company or the borrowing of, or reduction in, debt financing, and any costs, expenses or gains or losses directly associated with the disposition or discontinuance of the Company’s Carl’s Jr. distribution business.  To the extent determinable, the Operating Income of each Peer Group Company shall exclude any gains or losses on the sale of Peer Group Company owned restaurants to franchisees and costs and fees associated with the purchase or sale of equity securities of the Peer Group Company or the borrowing of, or reduction in, debt financing.

(i) “Operating Margin” shall mean Operating Income as a percentage of Revenues.

(j) “Operating Margin Vesting Percentage” shall be obtained by reference to the following table:

Operating Margin Peer Group Ranking	Vesting Percentage
Below 50th Percentile	-0-
50th Percentile	25%
55th Percentile	50%
60th Percentile	100%

(k) “Peer Group Companies” shall mean the 15 companies listed on Exhibit C to this Amendment.  If the information for any particular performance criteria for any particular Performance Year or full Performance Period is not available for any of the Peer Group Companies, such Peer Group Company shall be excluded from the Peer Group in determining the Company’s Peer Group Ranking for that performance criteria.

(l) “Peer Group Ranking” shall be the percentile in which the Company’s performance ranks when compared with the Peer Group Companies’ performance for the applicable performance criteria.  For purposes of determining this ranking, the Company will be added to the total number of Peer Group Companies participating in the ranking.  For example, if the Company ranked eighth when compared to the 15 Peer Group Companies, the Company’s ranking would be in the 50th percentile (8 of 16).  For purposes of determining this ranking, the Operating Margin, Total Return, Cumulative Operating Margin and Cumulative Total Return Margin, as the case may be, will be calculated for each of the Peer Group Companies.

(m) “Performance Year” shall mean a Fiscal year within the “Performance Period.”

(n) “Total Return” shall be a percentage determined by (i) subtracting the average closing price per Common share for the fourth quarter of the Fiscal year preceding the operative Performance Year (the "Beginning Value") from the sum of (a) the average closing price per Common share for the fourth quarter of the operative Performance Year plus (b) the aggregate amount of dividends paid with respect to a Common share during the operative Performance Year (the remainder being referred to as the "Value Increase") and (ii) dividing the Value Increase by the Beginning Value.  For purposes of determining Total Return for either the Company or any Peer Group Company, all adjustments provided for in Section 4.3 of the 2005 Company Equity Plan shall be made.

(o) “Total Return Vesting Percentage” shall be obtained by reference to the following table:

Total Return Peer Group Ranking	Vesting Percentage
Below 50th Percentile	-0-
50th Percentile	25%
55th Percentile	50%
60th Percentile	100%

(p) “Revenues” shall be determined in accordance with generally accepted accounting principles and as reflected in the Company’s or Peer Group Company’s financial statements for the applicable Performance Year.

For purposes hereof, since the Peer Group Companies will have different fiscal years, the fiscal years for each which most closely approximates the Company’s Fiscal years within this Performance Period should be used.

(2) Upon the completion of Fiscal 2010, the vesting criteria in effect prior to this Amendment for the Company’s performance through Fiscal 2010 will cease to be in effect.  Accordingly, the Performance Shares from the 2008 Grant and the 2009 Grant that have not vested as of or prior to such cessation and the Performance Shares the subject of the 2010 Grant will only vest as provided in this Section (2).  This vesting may occur in any of the following ways:

(a) One-third (1/3) of the Performance Shares (the “Subject Shares”) from each of the 2008 Grant, the 2009 Grant and the 2010 Grant shall be eligible to vest at the end of each Performance Year during their respective Performance Periods in either of two ways.  In this regard, at the end of each respective Performance Year, a number of Subject Shares shall vest that is equal to the product of: (i) such Subject Shares, multiplied by (ii) the greater of (A) the Operating Margin Vesting Percentage, and (B) the Total Return Vesting Percentage.

(b) If not all Performance Shares for any Performance Period vest pursuant to item (a) above, the Performance Shares that do not so vest may, nevertheless, vest on a three-year cumulative basis.  In this regard, at the end of each three-year Performance Period, the number of the remaining unvested Performance Shares from such Performance Period that shall vest shall be equal to the product of: (i) the aggregate number of such unvested Performance Shares, multiplied by (ii) the greater of (a) the Cumulative Operating Margin Vesting Percentage, and (b) the Cumulative Total Return Vesting Percentage.  Any such remaining unvested Performance Shares that do not vest pursuant to this item (b) shall be forfeited and returned to the Company.

4. Except as otherwise provided herein, the Employee must be employed by the Company (i) on the last day of any Performance Year in order for any Performance Shares to vest for such Performance Year, and (ii) on the last day of the third Performance Year in the Performance Period in order for any Performance Shares to vest under Section 3(2)(b) above; provided, however, if the Employee dies or becomes disabled (as provided in Section 7(c) of the Agreement) during any Performance Year, any Performance Shares which meet the vesting criteria for such Performance Year shall nevertheless still vest, and, if such Performance Year is the third year of the Performance Period, any Performance Shares which meet the cumulative vesting criteria in Section 3(2)(b) above for such Performance Period shall vest in accordance with such Section.

5. After each Performance Year or Performance Period, as the case may be, for which Performance Shares may vest, the Company’s Compensation Committee shall make a determination as to whether or not any Performance Shares have vested pursuant to the terms of this Exhibit B and shall certify as to its determination.  This determination shall be made by the time that the Company files its Form 10-K with the Securities and Exchange Commission for such Fiscal year or at such time thereafter as the pertinent information is available.

6. All vesting of Performance Shares for any Performance Year shall be as of the last day of the Performance Year for which the performance criteria was met, and all vesting of Performance Shares on a cumulative basis for a Performance Period shall be as of the last day of the third Performance Year of the Performance Period.

7. If there is a “Change In Control,” as defined in Section 8 of the Agreement, all Performance Shares (including Performance Shares whose Date of Grant has not yet occurred) which have not vested as of the date of the Change In Control (the “Unvested Performance Shares”) shall thereafter not vest pursuant to the vesting criteria set forth above in this Exhibit B, but rather, shall vest based on time as follows:

(1)           All Unvested Performance Shares whose Date of Grant precedes a Change In Control shall vest monthly, in equal amounts, on the last day of each calendar month, commencing on the last day of the calendar month immediately following the month in which the Change In Control occurs, and ending on the last day of their respective three-year Performance Periods; and

(2)           All Unvested Performance Shares whose Date of Grant has not yet occurred shall vest monthly, in equal amounts, on the last day of each calendar month, commencing with the month immediately following the month in which the Date of Grant occurs, and ending on the last day of the respective three-year Performance Period.

Any Unvested Performance Shares remaining from the determination of an equal number of shares to vest monthly shall vest on the last day of the respective Performance Period.  The foregoing is subject to any accelerations that may occur pursuant to this Agreement or otherwise.

Exhibit C

Peer Group Companies

Brinker International, Inc.

California Pizza Kitchen, Inc.

Cheesecake Factory Incorporated

Denny’s Corp.

Dominos Pizza, Inc.

Jack in the Box Inc.

Krispy Kreme Doughnuts, Inc.

Landry’s Restaurants

Outback Steakhouse, Inc.

P.F. Chang’s China Bistro

Panera Bread Company

Papa John’s International

Red Robin Gourmet Burgers, Inc.

Ruby Tuesday, Inc.

Sonic Corp.